EXHIBIT 23.5

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No.3 to Registration Statement No. 333-108671 of Highland Hospitality Corporation on Form S-11 of our report dated October 27, 2003, relating to the financial statements of AP/APMC Savannah, L.P. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

November 17, 2003